Exhibit 99.1

NEWS RELEASE

INVUITY APPOINTS ANDY SALE AS SVP OF GLOBAL SALES

Announces preliminary 2016 fourth quarter and full-year revenue

Reiterates 2017 revenue guidance

SAN FRANCISCO, January 5, 2017 - Invuity, Inc. (NASDAQ:IVTY), a leading surgical photonics company, today announced the appointment of Andy Sale as Senior Vice President of Global Sales.  Mr. Sale brings over 17 years of experience in the medical device industry.

“Our organization will be strengthened by the addition of Andy Sale.  Andy is a proven sales leader with deep experience in building high-performance sales teams and driving significant revenue growth,” said President and CEO Philip Sawyer. “Andy’s experience will be particularly impactful as we continue to scale our business across multiple product lines.”

Mr. Sale has over 17 years of medical device sales experience including 11 years at Intuitive Surgical,  where he served in a variety of roles including Sales Manager, Sales Director, Area Vice President, Regional Vice President and in his last role was responsible for all the U.S. capital business.  Prior to Intuitive Surgical, Mr. Sale spent six years at Johnson & Johnson where he provided sales and sales leadership in key specialty companies inside of Ethicon to drive the growth of emerging products.

Preliminary 2016 Revenue

The Company announced that based on preliminary unaudited financial results, it expects total revenue for the fourth quarter ended December 31, 2016 to be in the range of $9.1 million to $9.3 million and full-year 2016 revenue to be in the range of $32.2 million to $32.4 million.

Business Outlook

The Company reiterated revenue guidance for 2017 in the range of $42 million to $44 million.

About Invuity®

Invuity, Inc. is a medical technology company focused on developing and marketing advanced photonics devices to improve the ability of surgeons to illuminate and visualize the surgical cavity during open minimally invasive and minimal access surgery. The company's patented Intelligent Photonics™ technology enables enhanced surgical precision, efficiency and safety by providing superior visualization. Clinical applications include breast and thyroid oncology, plastic reconstructive, spine, orthopedic, cardiothoracic and general surgery among others. Invuity is headquartered in San Francisco, CA. For more information, visitwww.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding expected financial results for the fourth quarter and full year 2016, financial projections for 2017, future product introductions, future sales and marketing initiatives and market opportunities. The Company’s estimated fourth quarter and annual financial results for 2016 are preliminary and subject to adjustment in the ongoing review and audit procedures by the Company’s external auditors. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company's devices; the Company's ability to demonstrate to and gain approval from hospitals to use the Company's devices; the highly competitive business environment for surgical medical devices; the Company's ability to sell its devices at prices that support its current business strategies; difficulty forecasting future financial performance; protection of the Company's intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.

CONTACT:

Company Contact:

Jim Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2129

Investors:

Mark Klausner

Westwicke Partners

443-213-0501

irdept@invuity.com